Exhibit 99.1

The Glimpse Group Appoints Alexander Ruckdaeschel and Maydan Rothblum to its Board of Directors

Former Long-Term Vuzix Director Brings Additional Industry Specific, Financial and Capital Markets Leadership Experience to the Company’s Board of Directors

NEW YORK, NY, July 7, 2021 — The Glimpse Group, Inc. (NASDAQ: VRAR) (“Glimpse” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services solutions, has appointed Alexander Ruckdaeschel as an independent director and Maydan Rothblum, its current CFO, COO and co-founder, as a non-independent director.

Alexander Ruckdaeschel has worked in the financial industry for over 20 years in the U.S. and Europe as a co-founder, partner and senior executive. Since 2012 and until recently, he served on the Board of Directors of Vuzix, a leading supplier of smart glasses and AR technology products and services and was the Chairman of Vuzix’s Compensation Committee. Mr. Ruckdaeschel co-founded Herakles Capital Management and AMK Capital Advisors in 2008. He was also a partner with Alpha Plus Advisors and Nanostart AG, where he was the head of their U.S. group. Mr. Ruckdaeschel has significant experience in startup operations as the manager of DAC Nanotech-Fund and Biotech-Fund, and sits on several boards. Following service in the German military, Mr. Ruckdaeschel was a research assistant at Dunmore Management focusing on intrinsic value and identifying firms that were undervalued and had global scale potential.

“We are privileged to welcome Alexander to the Glimpse’s Board, augmenting what we believe is already a world-class, majority independent, board of directors,” said Lyron Bentovim, President & CEO of The Glimpse Group, Inc. “Alexander’s extensive experience on the Board of Directors of Vuzix, combined with his skills as an investment portfolio manager and financial executive, will be of great value as we look to expand the breadth and depth of our reach as a Company and create additional value for our shareholders. Additionally, the Board of Directors approved the appointment of Maydan Rothblum to the Board. Maydan has been an integral part of Glimpse since its inception and brings valuable experience and insights in finance, operations and capital markets, in addition to his firsthand institutional knowledge of our growth strategy and vision as our CFO, COO and co-founder.”

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us